ActoBio Therapeutics™, Inc. Pieter Rottiers, PhD, Chief Executive Officer January 2018 Industriepark 7C Building D,   9052 Gent Belgium Tel: +32 9 277 11 77  |  E-mail: IA.info@intrexon.com Exhibit 99.1

ActoBio Therapeutics™ - Introduction A new class of microbe-based biopharmaceuticals (ActoBiotics®) for expression and local delivery of therapeutics at disease sites For oral, gastrointestinal, and autoimmune/allergic disorders that are poorly served by current therapeutics Oral or topical administration is safer and more efficacious than injectable biologicals Straightforward cGMP manufacturing process and low cost profile Strong IP portfolio Strong R&D pipeline; latest candidate is in Phase 2b Extensive portfolio of previously engineered candidates ready for clinical development across different diseases License to Intrexon Crop Protection for use of ActoBiotics® microbe-based technology in crop protection applications

ActoBio Therapeutics™ - History

- Scientists at Flemish Institute for Biotechnology and University of Ghent began developing platform in 1995
- ActoGeniX NV, a Belgian based company, was founded in 2006 to commercialize the scientists' research that focused on ActoBiotics® for *in situ* expression / secretion of proteins & peptides
- First team to use live GM bacteria to deliver therapeutic molecules in humans
- Completed one early stage investigator-driven and four ICH/GCP clinical trials
- ActoGeniX was acquired by Intrexon in 2015, complementing its technology suite and focus on engineering of biology to deliver efficacious, cost-effective therapeutics
- Since acquisition: increased efficiency of strain development and validation, expanded platform market opportunity in new disease areas, and entered several new partnerships for the development of ActoBiotics® based therapeutics
- ActoBio Therapeutics™ is headquartered in Belgium and operates as a subsidiary of Intrexon Corporation

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© 2018 ActoBio Therapeutics, Inc. All rights reserved.

ActoBio Therapeutics™ - Key Team Members



PIETER ROTTIERS, PhD

Chief Executive Officer, Director

- Entrepreneurial leader with over 15 years experience in drug discovery and development using the ActoBiotics® platform, including over 13 years of leadership and managerial experience in biopharmaceuticals
- Held several R&D and executive management functions at ActoGeniX and Intrexon and progressed four ActoBiotics® products from discovery research into clinical trials
- PhD in Biotechnology, University of Ghent, Belgium



LOTHAR STEIDLER, PhD

Chief Technology Officer

- Inventor of ActoBiotics® technology, published author in *Science* and *Nature Biotechnology*, co-founder of ActoGeniX
- Twenty-five years of experience of genetic engineering of *L. lactis*
- Led all molecular biology at ActoGeniX and Intrexon ActoBiotics N.V.
- PhD in Biotechnology, University of Ghent, Belgium



LUC VAN FRAEYENHOVEN

Chief Financial Officer

- Finance executive with more than twenty years experience in international finance functions
- Held various senior finance positions including venture capital investor, CFO of the Ghent Volvo plant, and CFO of Volvo Europe
- Commercial engineer and Master in Financial Management

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© 2018 ActoBio Therapeutics, Inc. All rights reserved.

ActoBiotics® - A Fully Integrated Microbial Drug Platform

Safety



- *L. lactis* has a long history of safe use in human nutrition
- Non-colonizing, non-human commensal species allowing for control of dosage and timing of exposure
- No pathogenicity, compared to possible pathogenicity with other hosts or human bacterial isolates
- Oral delivery platform has excellent track record of safe use in humans

Genetic Engineering


L. lactis essential gene removed
Therapeutic gene inserted

- Construction strategy allows for minimum genetic modifications
- In-house established engineering process allows for continual creation of new drug candidates
- Host is engineered for environmental containment[1], preventing the accumulation of bacteria outside the body

Scalable Manufacturing



- Industrial microorganism used for large scale food production
- Efficient & reliable cGMP manufacturing process established and scalable for future commercial supply
- Following fermentation, the modified bacteria are freeze-dried and packaged

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[1] Steidler et al., 2003. *Nature Biotechnology* 21: 785-789.

ActoBio Therapeutics™

© 2018 ActoBio Therapeutics, Inc. All rights reserved.

Delivery of ActoBiotics® Therapeutics 1 Genetically engineered bacterium freeze dried and inserted into enteric coated capsule 2 Capsule opens and releases the bacterium directly at the disease target 3 Bacterium releases the therapeutic protein locally at target site (e.g. in GI tract) ActoBiotics® can be delivered orally in a capsule, through oral rinse or in a topical solution Physiological dosing is low, safety and tolerability have been confirmed, and proof of principle has been demonstrated in pre-clinical and clinical studies The mode of delivery may enable safer and more efficacious treatments than injectable biologics

ActoBiotics® Stand Out Compared to Existing Treatments

ActoBiotics®

- Low cost of goods a.o. because purification is not required
- Can be delivered orally in a capsule or in a topical solution
- No known toxicity or immunogenicity
- Targeted delivery; optimal tissue availability
- Simultaneous delivery of multiple proteins

Classic Protein Biologics

- Relatively high cost of goods
- Intravenous administration
- Systemic toxicity, immunogenicity
- Limited tissue penetration (notably in the gut)
- Single protein administration

Indication	Treatment with biologicals	Route of Administration (biological)	Route of Administration (ActoBiotics®)
Oral Mucositis	Palifermin (HSCT)	Injected	*Buccal*
IBD	Anti-TNF	Injected	*Oral*
Type 1 Diabetes	Insulin (replacement)	Injected	*Oral (immunotherapy)*
Chronic Rhinosinusitis	Anti-IL5/ anti-IL4R	Injected	*Nasal*
Celiac Disease	-	-	*Oral*

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© 2018 ActoBio Therapeutics, Inc. All rights reserved.

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Positive Effect of ActoBiotics® Treatment on Colitis in Research Model

Outcome of Proof-of-Concept studies with oral *L. lactis* secreting IL-10 (LLmIL10)[1]



A
B
Histological Score
Control
Untreated
LL, 2 wk
LL-TREX1, 2 wk
LL-mIL 10, 2 wk
LL-mIL 10, + UV, 2 wk
LL-MIl 10, 4 wk
LL-MIl 10, + UV, 4 wk
PBS
Rat IgG
mIL-10
Anti-IL-12 mAb
Dexamethasone
Untreated
LL-TREX1, 4 wk
LL-mIL 10, 4 wk

LLmIL10 = *L. lactis* secreting IL-10
Bars represent the mean ± SEM. *P < 0.025; **P = 0.0151

- Treatment daily for 2 or 4 weeks efficiently:
  - (A) Cured colitis in chronic DSS model
  - (B) Prevented onset of colitis in IL-10-/- mice
  - **With ActoBiotics® LLmIL10, a 10,000-fold lower dose was as effective as injected mIL10**
  - Demonstrates the power of ActoBiotics® for local delivery of therapeutics at disease site

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[1] Steidler et al., 2000. *Science*.

ActoBio Therapeutics™

© 2018 ActoBio Therapeutics, Inc. All rights reserved.

ActoBiotics® Active Delivery of Therapeutics at Site of Inflammation Outcome of PK studies with oral L. lactis in mice with chronic colitis2 2Waeytens et al., 2007. Infl Bowel Dis.; Vandebroucke et al., 2010. Mucosal Immunol. L. lactis locates to the inflamed gut tissue as seen in confocal and electron microscopic analysis Immunohistochemistry analysis demonstrated active delivery of anti-TNF antibodies at the intestinal mucosa

ActoBiotics® Clinical and Development Pipeline

Disease Type	Indication	ActoBiotics® Therapeutic	Development Stage	Partner
Gastrointestinal & Mucosal	Oral Mucositis	AG013	Phase 2	Oragenics
	Anti-TNF in PID (GI inflammation)	AG014	Phase 1	-
	Inflammatory Bowel Disease (IBD)	Multiple	R&D	-
Autoimmune & Allergic Diseases	Type 1 Diabetes	Multiple	Phase 1 ready	T1D Partners
	Chronic Rhinosinusitis	AG017	Preclinical	CRS Bio
	Celiac Disease	AG018	Preclinical	Genten Therapeutics
	Allergic rhinitis / Food & Venom Allergy	Multiple	R&D	-
Systemic Disorders	Phenylketonuria (PKU)	Multiple	Preclinical	Synthetic Biologics
	Graft versus Host Disease (GvHD)	Multiple	R&D	-
	Nonalcoholic steatohepatitis (NASH)	Multiple	R&D	-
Skin Disorders	Psoriasis	Multiple	R&D	-
	Atopic dermatitis	Multiple	Design	-
Future Categories	Alopecia	Multiple	Design	-
	Constipation	Multiple	Design	-
	Gut-brain pathologies	Multiple	Design	-

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ActoBio Therapeutics™

© 2018 ActoBio Therapeutics, Inc. All rights reserved.

ActoBiotics® Therapeutics in Autoimmune & Allergic Diseases

Strategy Builds on Strong Research Foundation Takiishi et al. JCI 2012 Huibregtse et al. J. of Immunol. 2009

Unique Opportunities in Autoimmunity/Allergy Targeted mucosal delivery Superior efficacy vs. oral purified protein Co-delivery of multiple antigens/allergens Co-delivery of antigen/allergen with cytokines Reduction of local & systemic response Proof of concept established in autoimmune and allergic models Intestinal, Buccal, Gingival, Sublingual Mucosa Intestinal (capsule) Oral ActoBiotics® Pancreas – T1D GI-tract - CeD CNS - MS Joints - RA Respiratory tract Asthma/Rhinitis GI-tract food allergy Antigen-specific Tregs migrate to inflamed tissue Buccal (Sublingual/rinse) Oral Tolerance

Re-establish Tolerance in Autoimmunity with Oral ActoBiotics® ActoBiotics® antigen-specific immunotherapy is the first to harness all required elements – antigen, tolerance enhancing cytokine, and delivery – in a practical single therapeutic platform, ideally suited for efficient tolerance induction Goal of therapy is to re-establish long-term immunological tolerance to self-antigens in order to stabilize/reverse the autoimmune phenotype Treatment option for autoimmune diseases for which triggering autoantigens are known (e.g. T1D, CeD, RA, MS)

Case study: ActoBiotics® Therapeutics in Type 1 Diabetes (Joint Venture with Intrexon T1D Partners, LLC)

Overview of Type 1 Diabetes (T1D) Global Market Size/Epidemiology 2018 Addressable Population: apprx. 77,000 United States: 36,133 European Union: 40,046 Japan: 835 Target Patient Demographic Clinical recent-onset T1D patients Background Immune system destroys insulin-producing β-cells in the pancreas, resulting in a blood glucose imbalance Most commonly diagnosed in children and young adults Symptoms Polyuria, polydipsia, polyphagia, along with weight loss, lassitude, nausea and blurred vision Current Treatment Exogenous insulin Diet and lifestyle modification Disadvantages Lifelong treatment with exogenous insulin required for survival Impact on quality of life due to fear of hypoglycemia and day-to-day management Unmet Need No disease-modifying treatment available Treatment Paradigm Disease Snapshot

ActoBiotics® Opportunity for Disease-modifying Treatment AG019 in T1D

Value Proposition

- Current treatments do not re-establish long-term immunological tolerance to self-antigens
- Need for treatment to re-establish tolerance in order to maintain functional β-cell mass
- Ingested ActoBiotics® therapeutics delivering self-antigens and cytokines have potential as first disease-modifying treatment that can prevent, delay or reverse T1D
- Combination of antigen-specific properties of ActoBiotics® with broad immunoregulatory agents

Mechanism of Action

- Easy-to-take capsule formulation composed of *L. lactis* delivering the autoantigen human proinsulin (hPINS) and the tolerance-enhancing cytokine hIL-10 (AG019)
- Proof of concept demonstrated in mice
- Induction of antigen-specific Treg cells will re-establish long-lasting immunological tolerance to islet-antigens and reverse the autoimmune phenotype
- Clinical study scheduled for 2018

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© 2018 ActoBio Therapeutics, Inc. All rights reserved.

Superior Efficacy vs. Monotherapy in New Onset T1D AG019 (LL-[PINS] + IL-10) + anti-CD3 mAb most effective 60% of diabetic mice Reverted to normal blood sugar levels Preserved residual β-cell function Halted insulitis progression Treatment induced specific FoxP3+ Treg cells for long-term disease suppression Normoglycemia remained stable for the least 15 weeks post-treatment that was followed Treatment effective in 89% of mice treated at the early stage of diabetes Starting glycemia and insulin autoantibody (IAA+) positivity at study entry predicted therapeutic success 10-25% 60% ~90% of new-onset T1D in animals cured by AG019 plus low-dose anti-CD3¹ 1Takiishi et al., 2012. JCI.; Takiishi et al., 2017. Diabetes. Enrollment criteria predict therapeutic success (~90% of mice are cured)

ActoBiotics® in T1D Summary and Outlook Data Validation Proof-of-Concept and mechanism of action established in validated new-onset T1D animal model when combined with systemic low-dose anti-CD3 (2012) Progress to Date Non-clinical development plan and Phase 1b/2a clinical protocol reviewed during US FDA pre-IND meeting and Scientific-Technical Advice (EU-FAGG) (2Q’17) cGMP manufacturing process established (3Q’17) Completed PK, safety pharmacology, and RDT studies (4Q’17) Upcoming Catalysts & Strategy IND/CTA filing (1Q’18) Launch Phase Ib/IIa (2Q’18)

ActoBio Therapeutics™ Key Highlights ActoBiotics® technology is a fully integrated microbial drug delivery platform for biologicals with superior efficacy and safety potential through targeted delivery Therapeutic application across a broad set of markets with strong growth dynamics R&D engine creates new drug candidates and delivery improvements Strong IP position covering platform and specific applications Experienced leadership team with strong scientific, regulatory, and clinical experience Enables production of new, disease-modifying therapeutics through oral or topical administration